UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010 (January 28, 2010)

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

001-34292	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 532-6114

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes to Fiscal Year.

On January 28, 2010, the Board of Directors of Orrstown Financial Services, Inc. (the “Corporation”) adopted an amendment to its Articles of Incorporation that adds a new Article 13 which permits the Corporation to issue uncertificated shares. The amendment was adopted in order to clarify the authority of the Corporation to issue uncertificated shares. The amendment was effective upon the filing of Articles of Amendment with the Pennsylvania Department of State, which occurred on January 28, 2010. The foregoing description of the amendment is qualified in its entirety by reference to the full text of Article 13 included in the Articles of Incorporation, as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also on January 28, 2010, the Board of Directors of the Corporation amended Article V of its By-Laws by adding thereto a new Section 5.5 to provide for uncertificated shares and specifying a statutorily required notice to be given to registered owners of uncertificated shares upon issuance or transfer thereof. The foregoing description of the amendment is qualified in its entirety by reference to the full text of Section 5.5 included in the By-Laws, as amended, attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation as amended through January 28, 2010; and

3.2	By-Laws as amended through January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Orrstown Financial Services, Inc.

Date: January 29, 2010	By:	/S/ THOMAS R. QUINN, JR.
Thomas R. Quinn, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation as amended through January 28, 2010

3.2	By-Laws as amended through January 28, 2010